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                     PILGRIM AMERICA INVESTMENT FUNDS, INC.

                    (formerly Pilgrim Investment Funds, Inc.)

                                on behalf of its

                      Pilgrim America MagnaCap Fund series

                        (formerly Pilgrim MagnaCap Fund)

                                       and

                     Pilgrim America High Yield Fund series

                       (formerly Pilgrim High Yield Fund)

                        40 N. Central Avenue, Suite 1200

                             Phoenix, Arizona 85004

                                                                April 7, 1997

Pilgrim America Securities, Inc.
40 N. Central Avenue, Suite 1200
Phoenix, Arizona  85004

                  Re: Restated Underwriting Agreement to Reflect Name Changes to the Above Company and Series.

Gentlemen:

         Pilgrim America Investment Funds, Inc. is a Maryland corporation operating as an open-end management investment company (hereinafter referred to as the "Company"). The Company is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"). The Company consists of two separate series: Pilgrim America MagnaCap Fund and Pilgrim America High Yield Fund (the "Funds"). The Company on behalf of the Funds desires to offer and sell the authorized but unissued shares of the Funds to the public in accordance with applicable federal and state securities laws.

         You have informed us that your company, Pilgrim America Securities, Inc. ("PAS"), is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 and that PAS is a member in good standing of the National Association of Securities Dealers, Inc. You have indicated your desire to act as the exclusive selling agent and principal underwriter for the shares of the Funds. We have been authorized by the Company to execute and deliver this Agreement to you by a

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resolution of our Board of Directors (the "Directors") adopted at a meeting of the Directors, at which a majority of Directors, including a majority of our Directors who are not otherwise interested persons of our investment manager or its related organizations, were present and voted in favor of the said resolution approving this Agreement.

                  1. Appointment of Underwriter. Upon the execution of this Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as the exclusive sales agent for distribution of the shares (other than sales made directly by the Company without sales charge) and agree that we will deliver to you such shares as you may sell. You agree to use your best efforts to promote the sale of the shares, but you are not obligated to sell any specific number of the shares.

                  2. Independent Contractor. You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Company or the Funds by your actions, conduct or contracts, except that you are authorized to accept orders for the purchase or repurchase of the shares as our agent. You may appoint sub-agents or distribute the shares through dealers (or otherwise) as you may determine necessary or desirable from time to time. This Agreement shall not, however, be construed as authorizing any dealer or other person to accept orders for sale or repurchase on our behalf or to otherwise act as our agent for any purpose.

                  3. Offering Price. Shares of the Funds shall be offered at a price equivalent to their net asset value plus, as appropriate, a variable percentage of the public offering price as a sales load, as set forth in the Funds' Prospectus. On each business day on which the New York Stock Exchange is open for business, we will furnish you with the net asset value of the shares, which shall be determined and become effective as of the close of business of the New York Stock Exchange on that day. The net asset value so determined shall apply to all orders for the purchase of the shares received by dealers prior to such determination, and you are authorized in your capacity as our agent to accept orders and confirm sales at such net asset value; provided that, such dealers notify you of the time when they received the particular order and that the order is placed with you prior to your close of business on the day on which the applicable net asset value is determined. To the extent that our Shareholder Servicing and Transfer Agent (collectively, "Agent") and the Custodian(s) for any pension, profit-sharing, employer or self-employed plan receive payments on behalf of the investors, such Agent and Custodian(s) shall be required to record the time of such receipt with respect to each payment, and the applicable net asset value shall be that which is next determined and effective after the time of receipt by them. In all events, you shall forthwith notify all of the dealers comprising your selling group and the Agent and Custodian(s) of the effective net asset value as received from us. Should we at any time calculate our net asset value more frequently than once each business day, you and we will follow procedures with respect to such additional price or prices comparable to those set forth above in this Section 3.

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                  4. Sales Commission. (a) You shall be entitled to receive a sales commission on the sale of shares of the Funds in the amounts and according to the procedures set forth in the Funds' Prospectus then in effect under the 1933 Act (including any supplements or amendments thereto).

                  (b) In addition to the payments of the sales commissions to you provided for in paragraph 4(a), you may also receive reimbursement for expenses or a maintenance or trail fee as may be required by and described in the distribution plans adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act (the "Distribution Plan").

                  (c) You may allow appointed sub-agents or dealers such commissions or discounts (not exceeding the total sales commission) as you shall deem advisable, so long as any such commissions or discounts are set forth in the Fund's then current Prospectus, to the extent required by the applicable federal and state securities laws.

                  5. Payment of Shares. At or prior to the time of delivery of any of our shares you will pay or cause to be paid to the Custodian, for our account, an amount in cash equal to the net asset value of such shares. In the event that you pay for shares sold by you prior to your receipt of payment from purchasers, you are authorized to reimburse yourself for the net asset value of such shares from the offering price of such shares when received by you.

                  6. Registration of Shares. No shares shall be registered on our books until (i) receipt by us of your written request therefor; (ii) receipt by the Custodian and Agent of a certificate signed by an officer of the Company stating the amount to be received therefor; and (iii) receipt of payment of that amount by the Custodian. We will provide for the recording of all shares purchased in unissued form in "book accounts", unless a request in writing for certificates is received by the Agent, in which case certificates for shares in such names and amounts as is specified in such writing will be delivered by the Agent, as soon as practicable after registration thereof on the books.

                  7. Purchases for Your Own Account. You shall not purchase shares for your own account for purposes of resale to the public, but you may purchase shares for your own investment account upon your written assurance that the purchase is for investment purposes only and that the shares will not be resold except through redemption by us.

                  8. Sale of Shares to Affiliates. You may sell the Class A and Class M shares at net asset value, without a sales charge as appropriate, pursuant to a uniform offer described in the Fund's current Prospectus (i) to our Directors and officers, our investment manager or your company or affiliated companies thereof, (ii) to the bona fide, full time employees or sales representatives of any of the foregoing who have acted as such for at least ninety (90) days, (iii) to any trust, pension, profit-sharing, or other benefit plan for such persons, or (iv) to any other person set forth in the Funds' then current Prospectus; provided that such sales are made in accordance with the rules and regulations under the 1940 Act and that such sales are made upon the written assurance of the purchaser that the purchases are made for investment purposes only, not for the purpose of resale to the public and that the shares will not be resold except through redemption by us.

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                  9. Allocation of Expenses.

                  (a) We will pay the following expenses in connection with the sales and distribution of shares of the Funds:

                           (i) expenses pertaining to the preparation of our
                  audited and certified financial statements to be included in any amendments ("Amendments") to our Registration Statement under the 1933 Act, including the Prospectuses and Statements of Additional Information included therein;

                           (ii) expenses pertaining to the preparation
                  (including legal fees) and printing of all Amendments or supplements filed with the Securities and Exchange Commission, including the copies of the Prospectuses and Statements of Additional Information included in such Amendments and the first ten (10) copies of the definitive Prospectuses and Statements of Additional Information or supplements thereto, other than those necessitated by or related to your (including your "Parents") activities where such amendments or supplements result in expenses which we would not otherwise have incurred;

                           (iii) expenses pertaining to the preparation,
                  printing, and distribution of any reports or communications, including Prospectuses and Statements of Additional Information, which are sent to our existing shareholders;

                           (iv) filing and other fees to federal and state
                  securities regulatory authorities necessary to register and maintain registration of the shares; and

                           (v) expenses of the Agent, including all costs and
                  expenses in connection with the issuance, transfer and registration of the shares, including but not limited to any taxes and other governmental charges in connection therewith.

                  (b) Except to the extent that you are entitled to reimbursement under the provisions of any of the Distribution Plans for the Funds, you will pay the following expenses:

                           (i) expenses of printing additional copies of the
                  Prospectus and Statement of Additional Information and any amendments or supplements thereto which are necessary to continue to offer our shares to the public;

                           (ii) expenses pertaining to the preparation
                  (excluding legal fees) and printing of all amendments and

                  supplements to our Registration Statement if the Amendment or supplement arises from or is necessitated by or related to your (including your "Parent") activities where those expenses would not otherwise have been incurred by us; and

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                           (iii) expenses pertaining to the printing of
                  additional copies, for use by you as sales literature, of reports or other communications which have been prepared for distribution to our existing shareholders or incurred by you in advertising, promoting and selling our shares to the public.

                  10. Furnishing of Information. We will furnish to you such information with respect to our company and its shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained when so signed will be true and correct. We will also furnish you with such information and will take such action as you may reasonably request in order to qualify our shares for sale to the public under the Blue Sky Laws or in jurisdictions in which you may wish to offer them. We will furnish you at least annually with audited financial statements of our books and accounts certified by independent public accountants, and with such additional information regarding our financial condition, as you may reasonably request from time to time.

                  11. Conduct of Business. Other than the currently effective Prospectus and Statement of Additional Information, you will not issue any sales material or statements except literature or advertising which conforms to the requirements of federal and state securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities. You will furnish us with copies of all such material prior to their use and no such material shall be published if we shall reasonably and promptly object.

                  You shall comply with the applicable federal and state laws and regulations where our shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

                  12. Redemption or Repurchase within Seven Days. If shares are tendered to us for redemption or are repurchased by us within seven (7) business days after your acceptance of the original purchase order for such shares, you will immediately refund to us the full amount of any sales commission (net of allowances to dealers or brokers) allowed to you on the original sale, and will promptly, upon receipt thereof, pay to us any refunds from dealers or brokers of the balance of sales commissions reallowed by you. We shall notify you of such tender for redemption within ten (10) days of the day on which notice of such tender for redemption is received by us.

                  13. Other Activities. Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.

                  14. Term of Agreement. This Agreement shall remain in effect until April 7, 1998, and shall continue annually thereafter for successive one
(1) year periods if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Funds or by a vote of the Directors of the Company, and (ii) by a vote of a majority of the Directors of the Company who are not

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interested persons or parties to this Agreement (other than as Directors of the
Company), cast in person at a meeting called for the purpose of voting on this Agreement.

                  15. Termination. This Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Directors of the Company or by a vote of a majority of the outstanding voting securities of each Fund, on sixty (60) days' written notice to you; (ii) shall terminate immediately in the event of its assignment; and (iii) may be terminated by you on sixty (60) days' written notice to us.

                  16. Suspension of Sales. We reserve the right at all times to suspend or limit the public offering of the shares upon written notice to you, and to reject any order in whole or in part.

                  17. Miscellaneous. This Agreement shall be subject to the laws of the State of Maryland and shall be interpreted and construed to further and promote the operation of the Company as an open-end investment company. As used herein, the terms "Net Asset Value," "Offering Price," "Investment Company," "Open-End Investment Company," "Assignment," "Principal Underwriter," "Interested Person," "Parents," and "Majority of the Outstanding Voting Securities," shall have the meanings set forth in the 1933 Act and the 1940 Act, as applicable, and the rules and regulations promulgated thereunder.

                  18. Liability. Nothing contained herein shall be deemed to protect you against any liability to us or to our shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

                  If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

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                         Very truly yours,

                         PILGRIM AMERICA INVESTMENT FUNDS, INC.

                         (on behalf of its Pilgrim America MagnaCap Fund series
                          and Pilgrim America High Yield Fund series)

                         By:      ___________________________________

                         Title:   ___________________________________

Agreed to and Accepted:

PILGRIM AMERICA SECURITIES, INC.

By:      ______________________________

Title:   ______________________________

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